UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GlyEco, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-4030261
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Gill Way
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-215941

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered
Common Stock, $0.0001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered.

GlyEco, Inc. (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-215941), as initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 8, 2017, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission on July 7, 2017, as subsequently amended, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Prospectus”), which Prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of GlyEco, Inc., dated and filed with the Secretary of State of Nevada on October 21, 2011.(1)
3.2	Certificate of Merger, dated October 31, 2011, executed by Environmental Credits Ltd. and GlyEco, Inc., filed with the Secretary of State of Delaware on November 8, 2011 and effective November 21, 2011.(1)
3.3	Articles of Merger, dated October 31, 2011, executed by Environmental Credits, Ltd. and GlyEco, Inc., filed with the Secretary of State of Nevada on November 3, 2011 and effective November 21, 2011.(1)
3.4	Certificate of Designation of Series AA Convertible Preferred Stock.(2)
3.5	Amended and Restated Bylaws of GlyEco, Inc., effective as of August 5, 2014.(3)
4.1	Note Purchase Agreement, dated August 9, 2008, by and between Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian.(4)
4.2	Forbearance Agreement, dated August 11, 2010, by Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian.(4)
4.3	Second Forbearance Agreement, dated May 25, 2011, Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian.(4)
4.4	Form of Subscription Rights Certificate for 2016 Rights Offering(5)
4.5	Form of Subscription Rights Agreement for 2017 Rights Offering(6)

(1)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on November 28, 2011, and incorporated by reference herein.
(2)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on April 5, 2012, and incorporated by reference herein.
(3)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on August 8, 2014, and incorporated by reference herein.
(4)	Filed as an exhibit to the Form 8-K/A filed by the Company with the Commission on January 18, 2012, and incorporated by reference herein.
(5)	Filed as an exhibit to the Form S-1/A filed by the Company with the Commission on November 24, 2015.
(6)	Filed as an exhibit to the Form S-1/A filed by the Company with the Commission on June 30, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GlyEco, Inc.

Date: January 10, 2018	By:	/s/ Ian Rhodes
Ian Rhodes
Chief Executive Officer